                                                                  EXHIBIT (P)(3)




                               NICHOLAS-APPLEGATE
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                                 CODE OF ETHICS
                                  AND CONDUCT



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                               NICHOLAS-APPLEGATE
                               CAPITAL MANAGEMENT


================================================================================


                               NICHOLAS-APPLEGATE
                                   SECURITIES


================================================================================

                               NICHOLAS-APPLEGATE
                              INSTITUTIONAL FUNDS



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                              MESSAGE FROM THE CEO



Nicholas-Applegate, quite simply, does not exist without our clients. While it's true we are an investment management firm, known for providing excellent investment returns and client service, a large part of our success is built on our reputation for integrity and professionalism. Our clients place not only their money, but also their trust with us when they hire us. It is up to us as a firm, and each one of us individually, to ensure that trust is upheld. Without it, we would not have a single client, regardless of our investment returns.

With this in mind, the firm has long had a formal Code of Ethics in place. Every employee commits to follow this Code when he/she joins the firm, and we, as a firm, are committed to the principles embodied by the Code. The driving principle is actually pretty easy to express: "Our clients come first." Everything, really, flows from that simple statement. When you review and sign the attached Code of Ethics, I'd like you to keep these principles in mind and know that they are supported at our firm from the top down. I'd also like you to recognize that ultimately the Code of Ethics is really just an expression about the way we, as a firm, want to do business, and that it is our responsibility individually, and as a firm, to ensure the Code is followed in spirit, as well as word. The Code can't cover every individual situation that may come up, so we must all use our best efforts to apply the principles of the Code in our everyday business. We, and our clients, should expect nothing less.

                                  Art Nicholas

                                       i

UPDATED 3/2001 KDJ

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                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

A.   DEFINITIONS ............................................................A-1

I.   INTRODUCTION & OVERVIEW ................................................  1

II.  PERSONS COVERED BY THIS CODE
     A. EMPLOYEES & COVERED PERSONS .........................................  3
     B. OUTSIDE FUND DIRECTORS /TRUSTEES ....................................  3
     C. THE ADMINISTRATOR ...................................................  4

III. PERSONAL SECURITIES TRANSACTIONS
     A. COVERED SECURITIES & TRANSACTIONS ...................................  5
     B. EXEMPT SECURITIES & TRANSACTIONS ....................................  5
     C. DE MINIMIS TRANSACTIONS .............................................  6
     D. PUBLIC OFFERINGS & PRIVATE PLACEMENTS ...............................  6
     E. EXCHANGE TRADED FUNDS (ETFS) ........................................  7
     F. OPTIONS .............................................................  7

IV.  PROCEDURES FOR TRADING SECURITIES
     A. PRE-CLEARANCE .......................................................  9

     B. HOLDING PERIOD RESTRICTION .......................................... 10
     C. BLACKOUT PERIOD ..................................................... 11
     D. FRONT-RUNNING ....................................................... 11
     E. INSIDE INFORMATION .................................................. 12

V.   REPORTS & CERTIFICATIONS FOR PERSONAL SECURITIES
     TRANSACTIONS
     A. PERSONAL HOLDINGS REPORTS ........................................... 13
     B. MONTHLY TRANSACTION & GIFT REPORTS .................................. 13
     C. SELECTED BROKERAGE FIRMS ............................................ 14
     D. DUPLICATE BROKERAGE STATEMENTS & CONFIRMATIONS ...................... 15
     E. CERTIFICATION OF COMPLIANCE ......................................... 15

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--------------------------------------------------------------------------------
                           TABLE OF CONTENTS (Cont'd)
--------------------------------------------------------------------------------

VI.   POTENTIAL CONFLICT OF INTEREST ISSUES
      A. SERVICE ON BOARDS OF OTHER COMPANIES ............................... 16
      B. GIFTS .............................................................. 16
         1. DEFINED ......................................................... 16
         2. GIFT PRE-CLEARANCE .............................................. 16
         3. GIFT VIOLATIONS ................................................. 17
      C. FORM 700-FAIR POLITICAL PRACTICES COMMITTEE ........................ 17
      D. PAY-TO-PLAY ........................................................ 18
         1. DEFINED ......................................................... 18
         2. BACKGROUND ...................................................... 18
         3. POLICIES AND PROCEDURES ......................................... 18
            a. RESTRICTION
            b. PRE-CLEARANCE OF FIRM CONTRIBUTIONS
            c. PRE-CLEARNCE OF EMPLOYEE CONTRIBUTIONS
            d. CERTIFICATION OF COMPLIANCE

VII.  VIOLATIONS OF THE CODE
      A. MONTHLY REPORTING VIOLATIONS ....................................... 20
      B. TRADING VIOLATIONS ................................................. 20

VIII. ANNUAL BOARD REVIEW ................................................... 22
IX.   ADMINISTRATION & CONSTRUCTION ......................................... 22
X.    AMENDMENTS & MODIFICATIONS ............................................ 22
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                                   APPENDICES
--------------------------------------------------------------------------------
POLICIES & PROCEDURES CONCERNING THE MISUSE OF MATERIAL
NON-PUBLIC INFORMATION ("INSIDER TRADING")........................... APPENDIX I
EXAMPLES OF BENEFICIAL OWNERSHIP.................................... APPENDIX II
QUICK REFERENCE GUIDE...............................................APPENDIX III
OPTIONS DISCUSSION.................................................. APPENDIX IV
ANNUAL RE-CERTIFICATION SIGNATURE PAGES.............................. APPENDIX V

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--------------------------------------------------------------------------------
                                  DEFINITIONS
--------------------------------------------------------------------------------

The following definitions apply to this Code of Ethics:

ADMINISTRATOR                           Brown Brothers Harriman - Administrator for the Funds

ADVISORY CLIENTS                        Shareholders of funds, institutional clients and any other person or entity whom
                                        NA provides investment advisory services

ALLIANZ AG                              Parent company of NACM & NAS

BENEFICIAL OWNERSHIP                    For purposes of this Code, "beneficial ownership" means any interest in a security for which a Covered Person can directly or indirectly receive a monetary benefit, including the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security.
                                        Please refer to Appendix II for additional examples of beneficial ownership
                                                        -----------



BLUEFORM                                Monthly Personal Securities Transaction & Gift Report

CLOSED-END INVESTMENT COMPANIES         Funds whose shares traded on the secondary market with most being listed on stock exchanges. New shares are not continuously offered, nor are outstanding shares redeemable

CODE                                    NA Code of Ethics

COVERED PERSONS                         Any Employee and any relative by blood or marriage living in the Employee's household or any person who holds an account that names Employee as a beneficiary or otherwise

EMPLOYEES                               All officers, partners and employees of NACM and NAS, as well as part-time employees, consultants, temps and interns after one month

ETFS                                    Exchange Traded Funds represent shares of ownership in either funds, unit investment trusts or depository receipts that hold portfolios of common stocks which closely track the performance and dividend yield of specific indices;
                                        either broad market sector or international

EXEMPT SECURITIES                       Securities, which, under the Code, do not require pre-clearance authorization by the Compliance Department (see page 5)


                                      A-1


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
EXEMPT TRANSACTIONS                     Any transaction that does not require pre-clearance by NA's Compliance
                                        Department prior to execution (e.g., open-end mutual funds, U.S, government securities and certain ETFs as listed in the Code - see page 5)

INSIDER                                 Persons who are officers, directors, employees and spouse and anyone else who is privy to inside information

INSIDER TRADING                         Buying or selling of a security while in possession of material, non-public information or anyone who has communicated such information in connection with a transaction that results in a public trade or information service or medium

INVESTMENT FLOOR                        Trading Desk personnel, portfolio managers and financial
PERSONNEL                               analysts along with any assistants, travel agents, etc.

NA                                      Nicholas-Applegate (i.e., NACM, NAS and NAIF)

NACM                                    Nicholas-Applegate Capital Management, Inc., an indirect wholly owned subsidiary of Allianz AG of Germany

NAIF OR FUNDS                           Nicholas-Applegate Institutional Funds

NAS                                     Nicholas-Applegate Securities, an indirect wholly owned subsidiary of Allianz AG of Germany

NON-EMPLOYEE TRUSTEES                   Trustees of the Funds who are not Employees of NACM or NAS (including employees of the Administrator)

NON-PUBLIC INFORMATION                  Any information that is not made known via a public magazine, newspaper or other public document

OPEN-END INVESTMENT                     Funds that continuously offer new shares and redeem outstanding shares at NAV on
COMPANIES (OPEN-END                     any business day. Shares are purchased directly from the distributor of the
MUTUAL FUNDS)                           funds

PERSONAL SECURITIES                     Any trade in debt or equity securities executed on a stock market, or other
TRANSACTION                             securities not defined as "exempt securities" under the NA Code of Ethics, by a
                                        Covered Person. This includes all futures, options, warrants, short-sells, margin calls, or other instrument of investment relating to an equity security

TRUSTEES                                Trustees of the Funds

                           CODE OF ETHICS AND CONDUCT

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          NICHOLAS-APPLEGATE SECURITIES
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          REVISED AS OF MARCH 31, 2001
--------------------------------------------------------------------------------
I.      INTRODUCTION & OVERVIEW
--------------------------------------------------------------------------------
        Nicholas-Applegate Capital Management ("NACM"), Nicholas-Applegate Securities ("NAS") and Nicholas-Applegate Institutional Funds ("NAIF") (collectively, "NA") have a reputation for integrity and high ethical standards. Therefore, it is essential not only that NA and its employees comply with federal and state securities laws, but that we also maintain high standards of personal and professional conduct. NA's Code of Ethics and Conduct ("Code") is designed to ensure that we conduct our business in a manner consistent with these high standards.

        As a registered investment adviser, NA and its employees have a fiduciary duty to our clients. This requires each of us to place the interests of our clients ahead of our own. A critical component of meeting our fiduciary duty is to avoid potential conflicts of interest. All activities, interests and relationships that interfere or appear to interfere with making decisions in the best interests of all of our Advisory Clients are to be avoided.

        A conflict of interest can arise even if there is no financial loss to Advisory Clients and regardless of the motivation of the employee. The Code is designed to address and prevent potential conflicts of interest pertaining to personal trading and related activities, based on the following principles:
                                                        ========================
        1)      We must place the interests of our      COMPLIANCE WITH THE CODE
                Advisory Clients first. As a             IS A CONDITION OF YOUR
                fiduciary, we must avoid putting          EMPLOYMENT WITH NA
                personal interests ahead of the         ========================
                interests of NA Advisory Clients.

        2) We must ensure that all personal securities transactions are conducted consistent with the Code and avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility.

        3) We must not take advantage of our positions. The receipt of investment opportunities, privileges, or gifts from persons seeking business with NA could call into question your independent judgment.

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                                       1

The Code contains policies and procedures relating to personal trading by Covered Persons, as well as Trustees of the Funds.

Compliance with the Code is a condition of your employment with NA. Violations of the Code will be taken seriously and will result in sanctions, up to and including termination of employment.

The Code was designed to cover a myriad of circumstances; however, this Code is not all-inclusive as no policy can anticipate every potential conflict of interest that can arise in connection with personal trading.

Whether or not a specific provision of the Code addresses a particular situation, you must conduct your activities in accordance with the general principles contained in the Code and in a manner that is designed to avoid any
==============================    actual or potential conflicts of interest. NA
 YOU ARE EXPECTED TO NOT ONLY     reserves the right to impose more stringent
    ABIDE BY THE LETTER OF        requirements on particular persons subject to
  THE CODE, BUT ALSO BY THE       the Code, or to grant exceptions to the Code.
     SPIRIT OF THE CODE
==============================

Because governmental regulations and industry standards relating to personal trading and potential conflicts of interest can evolve over time, NA reserves the right to modify any or all of the policies and procedures set forth in this Code. If NA revises the Code, the Compliance Department will provide you with written notification of the changes. You must familiarize yourself with any modifications to the Code.

If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code in a particular situation, contact the Compliance Department.


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--------------------------------------------------------------------------------
II. PERSONS COVERED BY THIS CODE
--------------------------------------------------------------------------------

    A. EMPLOYEES & COVERED PERSONS

    The policies and procedures set forth in the Code apply to all officers, principals and employees of NACM and NAS (collectively, "Employees"). The Code also applies to all temporary employees, consultants and interns (if here more than one month) who work for NA on premises.
                    ========================================
                       THE CODE APPLIES TO ANY ACCOUNTS IN
                        WHICH THE EMPLOYEE IS NAMED AS A
                     BENEFICIARY OR TRUSTEE OR IS OTHERWISE
                       ABLE TO EXERCISE INVESTMENT CONTROL
                    ========================================
    The policies and procedures set forth in this Code also apply to all members of an Employee's immediate family which, for purposes of the Code, refers to any relative by blood or marriage living in the Employee's household (together with Employees, "Covered Persons").

    B. OUTSIDE FUND DIRECTORS/TRUSTEES

    Special rules apply to Fund Trustees who are not employees of NACM or NAS ("Non-Employee Trustees"). Specifically, Non-Employee Trustees are NOT subject to the:

        o   Three-day blackout period;

        o   Prohibition on public offerings;

        o   Restrictions on private placements;

        o   Ban on short-term trading profits;

        o   Gift restrictions; or

        o   Restriction on service as a director.

    Further, a Non-Employee Trustee is not required to pre-clear personal securities transactions provided he or she did not have knowledge of any
                            --------
    current or pending transactions in the security that have been completed within the last fifteen calendar days immediately preceding the date of the transaction.

    A Non-Employee Trustee is not required to submit quarterly personal securities transaction reports, unless he or she knew, or should have known, in the ordinary course of the fulfillment of his or her official duties as a trustee of one of the Funds, that during

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                                       3
    the 15-day period immediately preceding or following the date of a transaction in a security by the Non-Employee Trustee that such security was purchased or sold, or was considered for a purchase or sale, by a Fund or by NA for an Advisory Client. Non-Employee Trustees also are not required to submit annual portfolio holdings reports to NA.

    C. THE ADMINISTRATOR

    Officers of the Fund who are officers or employees of the Fund's Administrator are exempt from all provisions of this Code to the extent that the Administrator has adopted reasonable written policies and procedures regarding personal securities transactions by its employees.


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                                       4

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--------------------------------------------------------------------------------
III. PERSONAL SECURITIES TRANSACTIONS
--------------------------------------------------------------------------------

     The firm's policies and procedures set forth in the Code regarding personal investing apply to ALL personal securities transactions by Covered Persons,
                        ---
     unless a transaction is in an Exempt Security or is an Exempt Transaction,
     ------
     as defined below.

     A. COVERED SECURITIES & TRANSACTIONS

     Personal securities transactions subject to the Code include, but are not limited to:

          o Equity securities including common and preferred stock, except as otherwise exempted below;

          o    Investment and non-investment grade debt securities;

          o Investments convertible into, or exchangeable for, stock or debt securities;

          o Any derivative instrument relating to any of the above securities, including options, warrants and futures;

          o    Any interest in a partnership investment in any of the foregoing;

          o    Shares of closed-end investment companies; and

          o    ETFs not registered with the SEC - e.g. OPALS

     B. EXEMPT SECURITIES & TRANSACTIONS

     The Code pre-clearance procedures, 60-day hold rule and reporting requirements do not apply to the following securities or transactions, unless specified otherwise:

     Exempt Securities
     -----------------

          o Shares of registered open-end mutual funds and money market funds;

          o Treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities;

          o Debt instruments issued by a banking institution, such as bankers' acceptances and bank certificates of deposit (not including corporate or high yield bonds);

          o    Commercial paper;

          o    Municipal bonds;

          o    Stock indices; and

          o    ETFs - excluding those listed above in III.A.

     Exempt Transactions
     -------------------

          o Transactions in an account over which a Covered Person has no direct or indirect influence or control;

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                                       5

          o Transactions in any account held by a Covered Person which is managed on a discretionary basis by a person other than the Covered Person where the Covered Person does not influence or control the transactions;

          o Transactions that are involuntary (these transactions must be reported on the monthly report or "Blueform," e.g., bond calls,
                                                             ----
               stock splits, spin-offs, etc.);

          o Purchases that are part of a direct investment plan. However, your initial purchase into this program must be pre-cleared with Compliance and reported on your first monthly report after starting the program. If you ever contribute more than the automatic deduction to this plan, you must pre-clear this transaction as if it were a non-exempt transaction;

          o Purchases as a result of the exercise of rights issued pro rata to all holders of a class of securities, to the extent that such rights were acquired from the issuer, and the sale of such rights;

          o Transactions in options or futures contracts on commodities, currencies or interest rates; and

          o Other similar circumstances as determined by the Director of Compliance or General Counsel.

     C. DE MINIMIS TRANSACTIONS

     You are NOT required to pre-clear certain de minimis transactions that meet the following criteria. However, you must report these transactions on your monthly Blueform:

          EQUITY SECURITIES
          -----------------
                                                       =========================
          Any purchase or sale transaction of           DE MINIMIS TRANSACTIONS
          1,000 or less shares daily in a security     ARE SUBJECT TO THE 60-DAY
          with a market capitalization over $5              HOLDING PERIOD
          billion that trades on the NYSE or other     =========================
          domestic exchange, including NASDAQ
          (excluding all options).

          DEBT SECURITIES
          ---------------

          Any purchase or sale transaction with a market capitalization of at least $5 billion of up to 100 units ($100,000 principal amount) in an issuer.

          D. PUBLIC OFFERINGS & PRIVATE PLACEMENTS

          As a Covered Person, you may not engage in a personal securities transaction in any security in a private placement or public offering without prior written approval by the Director of Compliance or its General Counsel. This includes initial, primary and secondary offerings. In considering such approval, the Director of Compliance or General Counsel will take into account, among other factors, whether the investment opportunity

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                                       6
is available to and/or should be reserved for an Advisory Client account, and whether the opportunity is being offered to the Covered Person by virtue of his or her position.

If you are approved to engage in a personal securities transaction in a private placement or public offering, you must disclose that investment if you play a part directly or indirectly in subsequent investment considerations of the security for an Advisory Client account. In such circumstances, NA's decision to purchase or sell securities of the issuer shall be subject to an independent review by an NA Employee with no personal interest in the issuer. In addition, you may also be required to refrain from trading the security.

E. ETFS

ETFs that are 1940 Act registered investment companies (i.e., SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds, iShares, etc.) may be purchased as exempt securities under our Code of Ethics. They will be treated as a mutual fund. These products are organized as either Unit Investment Trusts or Management Investment Companies.

Covered Persons are NOT permitted to buy ETFs that are organized as Grantor Trusts (e.g., HOLDRs). Grantor Trusts represent undivided beneficial ownership in the common stock of a group of specific companies.

F. OPTIONS

All rules that apply to equity securities also apply to options under this Code. Options are complex and careful attention should be given when trading them. Further discussion of trading options is provided in Appendix IV.

============================            Covered Persons may not purchase or sell
 THE TIME THAT A PUT OR CALL            an option in a security that NA has
IS PURCHASED OR SOLD/WRITTEN            traded within three days unless the
 IS WHAT DETERMINES WHETHER             employee owns the underlying security.
    THERE IS A VIOLATION,               No Covered Person shall use options to
   NOT WHEN THE OPTION IS               circumvent the restrictions of this
    EXERCISED OR EXPIRES                Code. In other words, no Covered Person
============================            may use options transactions or related
                                        vehicles if this Code would prohibit
                                        taking the same position directly in the security.

Both the meaning and spirit of the Code discourages short-term trading by requiring a minimum 60-day holding period. The time that a put or call is purchased or sold/written is what determines whether there is a violation, not when the option is exercised or expires.


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                                       7

          o Long calls and short puts will be treated as buy decisions of the underlying security.

          o Long puts and short calls will be treated as sale decisions of the underlying security.

     If you close out your initial position or if you write a naked call option that expires within 60 days - it may be in violation of the Code.

     Pre-clearance Rules for Options:

          o    The De Minimis Rule does not apply to options.

          o All options transactions must be pre-cleared. Compliance may waive the pre-clearance requirement in certain circumstances if a waiver form is on file. However, every Covered Person must pre-clear options transactions of more than ten contracts.

     Allowable Options Trading:

          o    Options on securities you own.

          o    Options on securities you do not own (e.g., naked or uncovered).

          o    Options on broad-based indices.

If you have any questions about whether a particular transaction qualifies as an Exempt Transaction, contact the Compliance Department or the General Counsel.

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                                       8

--------------------------------------------------------------------------------
IV.  PROCEDURES FOR TRADING SECURITIES
--------------------------------------------------------------------------------

     Covered Persons wishing to purchase or sell securities for their own accounts must follow certain procedures designed to avoid actual or potential conflicts of interest. These procedures include pre-clearing the transaction, holding the security for at least the required minimum length of time, and adhering to a blackout period around Advisory Client trades. Please note that these procedures do not apply to Exempt Securities and Exempt Transactions, as defined above.

     A. PRE-CLEARANCE

     As a Covered Person, you must submit an electronic Employee Personal Request Form ("Form"), which can be found presently at home.nacm.com.
                                                            --------------
     Within the next few weeks the new NACM Insider intranet site will be rolled out and the link to CTI will be found under "One Click Tools" - click on "Trade Pre-Clearance" and this will take you directly to the CTI iTrade Form. Pre-clearance is required for the PURCHASE OR SALE of all non-exempt securities for your own account or any accounts over which you have control or have a beneficial interest.

     In addition, Investment Floor Personnel must receive authorization for all non-exempt personal securities transactions from the Chief Investment Officer ("CIO") or a senior portfolio manager ("Sr. PM"). Investment Floor Personnel must submit an email to the CIO/Sr. PM requesting authorization of the non-exempt personal securities transaction. The CIO/Sr. PM will then reply back to the Investment Floor Personnel who will then forward the email to Compliance PRIOR to Compliance granting pre-clearance approval. Compliance will not send through the pre-clearance request until this information is received.
                                                   =============================
     You must pre-clear all personal               YOU DO NOT NEED PRE-CLEARANCE
     securities transactions, unless the               FOR TRANSACTIONS OF
     security is an Exempt Security or                1,000 SHARES OR LESS IN
     the transaction qualifies as an               SECURITIES THAT HAVE A MARKET
     Exempt or De Minimis Transaction.                 CAPITALIZATION OVER
     Any security that does not trade on             $5 BILLION & TRADE ON A
     a domestic exchange (or NASDAQ)                 ----------
     must be pre-cleared.                               DOMESTIC EXCHANGE
                                                   =============================

     NA will treat the pre-clearance process as confidential and will not disclose any information given during the pre-clearance process except as required by law or for relevant business purposes.

     As a Covered Person, you cannot execute the requested transaction until you receive authorization from the Compliance Department to do so. Pre-clearance requests will be

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                                       9
processed by the Compliance Department as quickly as possible. Please remember that pre-clearance approval is not automatically granted for every trade.

Priority Pre-Clearance Window

Compliance Department personnel will give priority attention to pre-clearance requests submitted prior to 9:00 a.m. In these cases, you will normally receive notification of your pre-clearance approval or denial within 10-15 minutes. Pre-clearance requests submitted after 9:00 a.m. will be processed in as timely a manner as possible, but other Compliance Department duties may delay the response for two hours or more after submission.

Pre-Clearance Period

Pre-clearance must be obtained on the date of the proposed transaction, which includes the current date through "market open" the next business day (e.g., 6:30 a.m. PT, excluding stock market holidays for domestically traded securities) after the day that pre-clearance was obtained.

If you decide not to execute the transaction on the day your pre-clearance approval is received, or your entire trade is not executed that day, you must request pre-clearance again at such time as you decide to execute the trade/the rest of the trade.

Pre-clearance approval is valid only for the particular transaction requested on the Form. If you make any changes to the transaction (e.g., increase or decrease the size of the transaction), you should inform Compliance of the change by submitting a new trade request.

Failure to obtain pre-clearance for a non-exempt personal securities transaction is a serious breach of the Code. If you fail to obtain pre-clearance approval for your non-exempt personal securities transaction, you will be subject to disciplinary action, up to and including termination of employment. You may also be required to cancel the trade and bear any losses that occur. You may also be required to disgorge any profits realized on the unauthorized trade and donate them to a charity designated by NA (e.g., the United Way). Employees may select the specific United Way charity to which they designate their donation.

B. HOLDING PERIOD RESTRICTION

As a general principle, personal                ================================
securities transactions must be for             YOU MAY NOT SELL A SECURITY
investment purposes and not for the                ACQUIRED WITHIN THE
purposes of generating short-term                PREVIOUS 60 DAYS, UNLESS
profits. Any profits realized on a sale             SELLING AT A LOSS
of a security held less than 60 days            ================================
will be disgorged, with a check

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                                       10
written to a charity designated by NA. Checks will be submitted to Compliance and forwarded to the selected charity. You may, however, sell a security held less than 60 days if the security is being sold for no profit.

This holding period restriction does not apply to Exempt Securities or Exempt Transactions. The Director of Compliance or General Counsel may also grant exceptions to this prohibition in limited circumstances (e.g., bankruptcy, eviction, personal health emergency, etc.) upon prior written request.

C. BLACKOUT PERIOD

As a Covered Person, you may not buy or sell equity securities for your personal accounts if:

     o NA has engaged in a transaction in the same or an equivalent security for an Advisory Client account within the last three days, or

     o    the security is on the NA trading blotter or proposed blotter.

In the event you effect a prohibited personal securities transaction within three business days before or after an Advisory Client account transaction in the same or equivalent security, you will be required to close out your position in the security and disgorge any profit realized from the transaction to a charity designated by NA. However, if you properly obtained pre-clearance for a transaction and an Advisory Client account subsequently transacted in the same security within three days of your transaction, this will not normally result in required disgorgement, unless otherwise determined by the Director of Compliance or General Counsel.

The blackout period does not apply to Exempt Transactions or transactions of Exempt Securities.

D. FRONT-RUNNING

As a Covered Person, you may not                  ==========================
front-run an order or recommendation               AS A COVERED PERSON, YOU
being made for or on behalf of a NA                MAY NOT USE MATERIAL,
Advisory Client, even if you are not               NON-PUBLIC INFORMATION
responsible for the order or the                    ABOUT ANY ISSUER
recommendation (and even if the order or             OF SECURITIES
recommendation is for someone other than          ==========================
the Covered Person). Front-running consists of executing a transaction based on the knowledge of the forthcoming transaction or recommendation in the same or an underlying security, or other related securities, within three business days preceding a transaction on behalf of an NA Advisory Client.

                                                                Effective 4/1/01

E. INSIDE INFORMATION

As a Covered Person, you may not use material, non-public information about any issuer of securities, whether or not such securities are held in the portfolios of Advisory Clients or suitable for inclusion in such portfolios, for personal gain or on behalf of an Advisory Client. If you believe you are in possession of such information, you must contact the Director of Compliance immediately to discuss the information and the circumstances surrounding its receipt. This prohibition does not prevent a Covered Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. (Refer to NA's Insider Trading Policy under Appendix I for more information.)
      ----------
If you have any questions regarding personal trading, contact the Compliance Department or the General Counsel.

                                                                Effective 4/1/01

--------------------------------------------------------------------------------
V.   REPORTS & CERTIFICATIONS REGARDING PERSONAL SECURITIES TRANSACTIONS
--------------------------------------------------------------------------------
     A. PERSONAL HOLDINGS REPORTS

     In order to address potential conflicts of interest that can arise when a Covered Person acquires or disposes of a security, and to help ensure compliance with the Code, as a Covered Person, you must submit a Personal Holdings Report within ten days of commencement of employment with NA and annually thereafter with a list of all securities holdings in which you have a beneficial interest (excluding interests in Exempt Securities).

     B. MONTHLY TRANSACTION & GIFT REPORTS

     As a Covered Person, you must file a Monthly Securities Transaction and Gift Report ("Blueform") with Compliance by the tenth day of each month for the previous month (e.g., a March Blueform would be due by the tenth of
       =========================        April). If you did not execute any
         YOU MUST SUBMIT YOUR           securities transactions during the
        BLUEFORM BY THE TENTH           applicable month, you are still required
                        -----
          DAY OF EVERY MONTH.           to submit a Blueform. Blueforms are
          ---
        THERE ARE NO WEEKEND OR         presently electronically filed at
         HOLIDAY GRACE PERIODS          home.nacm.com. Within the next few weeks
       =========================        you will submit them via the new NACM
     Insider intranet site. The "Submit Blueform" link can be found under "One Click Tools" on the home page. The Compliance Department receives all Blueform confirmations via email and stores them in a master database that is archived to CD ROM.

     Your Blueform must contain the following information with respect to each reportable personal securities transaction. All fields must be completed in order for your report to be successfully filed:

          o    Date of transaction (transaction date not settlement date);

          o    Direction;

          o    Security name;

          o    Security symbol or CUSIP;

          o    Number of shares;

          o    Price at which the transaction was effected;

          o Name of the broker, dealer or bank with or through whom the transaction was effected; and

          o    Account number.

                                                                Effective 4/1/01

If you traded options, you will need to report them in the new options table. The fields in this table are as follows: (Note: this section will not be available until after April 19, 2001)

          o    Type of Option;

          o    Purchase Date;

          o    Direction;

          o    # of Contracts;

          o    Underlying Security;

          o    Strike Price;

          o    Expiration Date;

          o Name of the broker, dealer or bank with or through whom the transaction was effected; and

          o    Account number.

Blueforms may contain a statement that the report is not to be construed as an admission that the person filing the report has or had any direct or indirect beneficial interest in any security described in the report.

C. SELECTED BROKERAGE FIRMS

To streamline and increase data integrity in the personal trading reconciliation process, the following policy requiring employees to conduct their personal trading through accounts established among selected brokerage houses ("Selected Firms") has been implemented.

Employees may maintain fully discretionary managed account(s) at any brokerage house/investment adviser. These accounts are not subject to the Code of Ethics.

Personal Brokerage Account Guidelines:

          o Any new hire that does not have a brokerage account prior to joining NA, and wishes to open one, will be limited to opening such an account from among the Selected Firms (see Table A below).

          o Any current employee that does not have a brokerage account as of April 1, 2001 and wishes to open one, will be limited to opening such an account(s) from among the Selected Firms.

          o Any new hire that has any existing brokerage account(s) prior to joining NA that are not with any of Selected Firms must transfer his/her account to a Selected Firm within six months of his/her anniversary date, or close the account(s).

                                                                Effective 4/1/01

          o Any current employee with any brokerage account(s) as of April 1, 2001 that are not among the Selected Firms must transfer his/her account(s) to a Selected Firm by December 31, 2001, or close the account.

Note: Employees are responsible for all costs associated with closing accounts.

                            TABLE A - SELECTED FIRMS

     ===========================================================================
     AG EDWARDS                          MERRILL LYNCH
     AMERITRADE                          MORGAN STANLEY DEAN WITTER
     CSFB (& former DLJ)                 PAINE WEBBER
     DATEK                               PRUDENTIAL
     ETRADE                              SALOMON SMITH BARNEY
     FIDELITY                            SCHWAB
     FIRST UNION                         QUICK & REILLY (& former Suretrade)
     GOLDMAN SACHS & CO                  TD WATERHOUSE
     ===========================================================================

     D. DUPLICATE BROKERAGE STATEMENTS & CONFIRMATIONS

     Covered Persons are required to instruct each broker-dealer that holds an account of theirs to send duplicate copies of all transaction confirmations and statements directly to the Compliance Department. This requirement does not apply to accounts that:

          o    Are fully managed by a third party;

          o    Exclusively hold Exempt Securities; or

          o    Are held at a mutual fund company.

     Most brokers require that NA provide a "407 letter" that gives them permission to hold your account and in which NA requests that the broker provides NA duplicate statements and confirms on a monthly basis. Compliance will execute this letter for any account at a Selected Broker upon request.

     E. CERTIFICATION OF COMPLIANCE

     As a newly hired Employee, you must certify that you have read, understand and will comply with the Code.

     As a continuing Employee, you must annually certify that you have read, understand, have complied, and will continue to comply, with the Code.

     Appendix V must be completed, signed and returned to the Compliance Department.

                                                                Effective 4/1/01

--------------------------------------------------------------------------------
VI.  POTENTIAL CONFLICT OF INTEREST ISSUES
--------------------------------------------------------------------------------
     Certain activities, while not directly involving personal trading issues, nonetheless raise similar potential conflict of interest issues and are appropriate for inclusion in the Code. These monitored activities are as follows:

     A. SERVICE ON BOARDS OF OTHER COMPANIES

     As a Covered Person, you are prohibited from serving on the board of directors of any publicly traded company or organization. In addition, if you wish to serve on the board of directors of a privately held "for profit" company, you must first obtain prior written approval from the Director of Compliance or General Counsel. It is not necessary to obtain approval to serve on the board of directors of entities such as schools, churches, industry organizations or associations, or similar non-profit boards.

     B. GIFTS

     1. DEFINED

        As a Covered Person, you may not seek any gift, favor, gratuity, or preferential treatment from any person or entity that:

          o    Does business with or on behalf of NA;

          o Is or may appear to be connected with any present or future business dealings between NA and that person or organization; or

          o    May create or appear to create a conflict of interest.

        You may only accept gifts offered as a courtesy. You must report on your monthly Blueform all gifts, favors or gratuities valued at $25 more (except meals valued at less than $50). Non-Employee Trustees only need to report gifts if values in excess of $100 and the gift is
                                                              ---
        given in connection with the Trustee's affiliation with NA.

     2. GIFT PRE-CLEARANCE

        You must submit a gift pre-clearance form and obtain prior written approval for all gifts with a fair market value in excess of $100. Fair market value applies to the value of the total gift (e.g., if you
                                                                  ---
        receive 4 tickets valued at $55 a piece, this is considered a gift in valued over $100 and must be pre-cleared). You must make every reasonable effort to obtain approval from your direct supervisor and the Compliance Department prior to accepting anything of value over
                                  -----
        $100. If you are unable to request pre-approval (e.g., received gift in the mail) you must make disclosure as soon as possible after the gift/event, but no later than on your next Blueform.

                                                                Effective 4/1/01

     A gift may be denied or required to be returned or reimbursed if you receive an excessive number of gifts, especially if received from a single source or if the total dollar value of gifts received during a single year is deemed excessive.

3.   GIFT VIOLATIONS

     In the event you fail to properly disclose and/or pre-clear these items, the Management Committee will require the employee personally to either donate the fair market value of the item (or the item itself) to charity or directly reimburse the person or entity responsible for giving the item.

     As a Covered Person, you may not offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of the recipient.

     You must never give or receive gifts or entertainment that would be controversial to either you or NA, if the information was made public. You should be aware that certain NA clients might also place restrictions on gifts you may give to their employees.

C.   FORM 700 - STATEMENT OF ECONOMIC INTEREST

     As part of our contracts with various clients within the State of California, Designated Employees must annually file the Form 700- Statement
                                                             -------------------
     of Economic Interests with the California Fair Political Practices
     ---------------------
     Commission ("Commission") that requires the disclosure of personal financial information. We have identified the applicable lead portfolio managers as "Designated Employees." The list of Designated Employees and the portfolios to which this rule applies is available from Compliance.

     Form 700 stipulates that Designated Employees cannot accept more than $320 (for the Year 2001) in gifts in a calendar year from a single source.

     Below is a list of items that a Designated Employees must disclose:

     o Investments - (all transactions reported or pre-cleared during the reporting year);

     o    Business positions/partnerships;

     o    Gifts (regardless of location of the giver);

     o    Income from a privately owned business;

     o    Individual Retirement Accounts;

     o    Loans made to others;

     o Loans received - excluding loans from a commercial lending institution, loans less than $10,000 or mortgages on a primary residence;

                                                                Effective 4/1/01

     o    Loans to the business;

     o Real estate holdings - excluding primary residence and only within the state/county or city where applicable;

     o    Rental income (on real estate in applicable geographic area);

     o    Sale of home, automobile or boat; o Sole proprietorship;

     o    Speaking fees;

     o    Spouse's income - other than salary;

     o    Tickets/passes;

     o    Travel reimbursements or payments (inside or outside state); and

     o    Trusts.

D.   PAY-TO-PLAY

1.   DEFINED

     The practice of an investment adviser or its employees giving political contributions for the purpose of obtaining the award or retention of investment advisory contracts by government entities.

2.   BACKGROUND

     Although it appears unlikely that the SEC will issue a controversial final rule on "pay-to-play" for the advisory profession at this time, the ICAA has strongly urged all its members to implement appropriate pay-to-play policies as part of their codes of ethics. These policies and procedures should be reasonably designed to prevent pay-to-play abuses, based on the unique characteristics and business structure of each adviser. Based on these recommendations, and as a matter of good business practice, NA is implementing the following policies and procedures.

3.   POLICIES AND PROCEDURES

     a.   Restriction. Neither NA nor any employee of NA will engage, either
          -----------
          directly or indirectly, in any "pay-to-play" activities. This is an absolute ban - NO EXCEPTIONS.

     b.   Firm Pre-Clearance. NA does not normally make political contributions.
          ------------------
          However, if at any time NA makes an exception to this policy and does choose to make a political contribution, the contribution MUST be PRE-CLEARED via e-mail by the General Counsel or Director of Compliance. In the e-mail, the person requesting the pre-clearance on behalf of NA will be required to certify that the contribution is not for the purpose of obtaining or retaining NA's engagement as an investment adviser to a government entity or plan. Other facts relevant to the reason for the contribution should be included.

                                                                Effective 4/1/01

     c.   Employee Pre-Clearance. If any Employee makes contributions above
          ----------------------
          $1,000 in any calendar year (each contribution individually, or contributions cumulatively at the point the particular contribution would cause total contributions for the year to exceed $1,000) to any government official (e.g., federal, state, or local) or candidate, that contribution MUST be PRE-CLEARED via e-mail by the General Counsel or Director of Compliance. In the e-mail, the person requesting the pre-clearance will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan.

     d.   Certification of Compliance. As a newly hired Employee, you must
          ---------------------------
          certify that you have read, understand and will comply with the Code. Newly hired Employees must also disclose any contribution described in 3.c above made from the time you entered into employment negotiations with NA. As a continuing Employee, you must annually certify that you have read, understand, have complied and will continue to comply with the Code.

Below is the statement that will now be included in the annual "Certificate of Compliance" statement relating to "pay-to-play":

          "I certify I have pre-cleared all required political contributions as stipulated by the Code. I certify that I did not make, or cause to be made, any political contributions for the purpose of obtaining or retaining NACM as an investment adviser to a government entity or plan."


Effective 4/1/01

--------------------------------------------------------------------------------
VII. VIOLATIONS OF THE CODE
--------------------------------------------------------------------------------

     A. MONTHLY REPORTING VIOLATIONS

     You must complete your Personal           ================================
     Security Transaction and Gift                  A LATE BLUEFORM INCURS
     Report ("Blueform") via the               A FINE OF $50 THE FIRST DAY LATE
     intranet site by the end of the            & $10 FOR EACH ADDITIONAL DAY
     10th day of each month, regardless               THE REPORT IS LATE
     of whether you had any trading or         ================================
     gift activity for that month.

     The Executive Committee member with oversight of your department may grant exceptions to this requirement for legitimate business or personal reasons. However, you should make every reasonable effort to submit your report in a timely manner.

     B. TRADING VIOLATIONS

     Any trading-related violation of this Code will incur the following sanctions, in addition to disgorging any profits on personal trades that conflict with NA client transactions:

     ---------------------------------------------------------------------------
     First Violation
     ---------------------------------------------------------------------------

          .    A fine of half a percent of base salary up to $500;

          . Meet with Department Head and the Director of Compliance to discuss and re-sign the Code of Ethics.

     ---------------------------------------------------------------------------
     Second Violation (within 12 months)
     ---------------------------------------------------------------------------

          .    A fine of one percent of base salary up to $1,000;

          . Meet with Department Head and the Director of Compliance to discuss and re-sign the Code of Ethics;

          .    Written warning to personnel file;

     ---------------------------------------------------------------------------
     Third violation (within 12 months)
     ---------------------------------------------------------------------------

          .    A fine of two percent of base salary up to $2,000;

          . Meet with Department Head and the Director of Compliance to discuss and re-sign the Code of Ethics;

          .    Written warning to personnel file;

          . Prohibition from trading personally for a specific period of time (e.g., six months to one year) except to close out current
                ----
               positions;

          .    May result in termination of employment with NA.

                                                                Effective 4/1/01

All fines will be paid to a charity designated by NA. Checks will be submitted to Compliance and forwarded to the selected charity.
A violation of this Code is subject to the imposition of such sanctions as may be deemed appropriate under the circumstances to achieve the purposes of this Code. The Director of Compliance and the Executive Committee will determine sanctions for violations of the Code. Such sanctions may include those previously described, as well as others deemed appropriate.

Sanctions for a material violation (i.e., one that involves an actual conflict or appearance of impropriety) of this Code by a Trustee of the Funds will be determined by a majority vote of that Fund's Disinterested Trustees.

If you have any questions about any aspect of the Code, contact the Director of Compliance.

                                                                Effective 4/1/01

--------------------------------------------------------------------------------
VIII. ANNUAL BOARD REVIEW
--------------------------------------------------------------------------------

      NA management annually prepares a report to the Funds' boards summarizing existing procedures concerning personal trading (including any changes in the Code), highlights material violations of the Code requiring significant corrective action and identifies any recommended changes to the Code.

--------------------------------------------------------------------------------
IX.   ADMINISTRATION & CONSTRUCTION
--------------------------------------------------------------------------------

      The Director of Compliance is responsible for administering this Code which includes:

            o     Maintaining a current list of Covered Persons;

            o Providing all Employees with a copy of the Code and periodically informing them of their duties and obligations under the Code;

            o Supervising the implementation and enforcement of the terms of the Code;

            o Maintaining or supervising the maintenance of all records and reports required by the Code;

            o Preparing a list of all transactions effected by any Covered Person during the three-day blackout period;

            o Determining whether any particular securities transactions should be exempted pursuant to the provisions of Section III of the Code;

            o Issuing, either personally or with the assistance of counsel, any interpretation of the Code that would be consistent with the objectives of the Code;

            o Conducting inspections or investigations reasonably required to detect and report material violations of the Code and provide recommendations relative to these violations to NA's Management Committee, or the Board of Trustees of a Fund or any Committee appointed by them to deal with such information;

            o Submitting a quarterly report to the Trustees of each Fund containing a description of any material violation and action taken and any other significant information concerning administration of the Code; and

            o Regular reporting on Code compliance to the Executive Committee and General Counsel.

--------------------------------------------------------------------------------
X.    AMENDMENTS & MODIFICATIONS
--------------------------------------------------------------------------------

      This Code may be amended or modified as deemed necessary by NA or the officers of the Funds, with the advice of Fund counsel, provided such amendments or modifications shall be submitted to the Board of Trustees of the Funds for ratification and approval at the next available meeting. This version of the Code has been amended taking into account the recent amendments to Rule 17j-1 under the Investment Company Act of 1940. This Code is effective as of March 31, 2001, to be ratified by the Board of Trustees of the Funds at its next regularly scheduled meeting.

                                                                Effective 4/1/01

--------------------------------------------------------------------------------
                                   APPENDIX I
--------------------------------------------------------------------------------

                     NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                         NICHOLAS-APPLEGATE SECURITIES
                 POLICIES AND PROCEDURES CONCERNING THE MISUSE
                       OF MATERIAL NON-PUBLIC INFORMATION
                              ("INSIDER TRADING")

Every employee of Nicholas-Applegate Capital Management, a California Limited Partnership ("NA") must read and retain a copy of these Policies and Procedures. Any questions regarding the Policies and Procedures described herein should be referred to NA's Compliance Department ("Compliance").

--------------------------------------------------------------------------------
SECTION I. POLICY STATEMENT ON INSIDER TRADING ("Policy Statement")
--------------------------------------------------------------------------------

     NA's Policy Statement applies to every Employee and extends to activities both within and outside the scope of their duties at NA. NA forbids any Employee from engaging in any activities that would be considered "insider trading."

     The term "insider trading" is not defined in the federal securities laws, but generally is understood to prohibit the following activities:

          o Trading by an insider, while in possession of material non-public information;

          o Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

          o Recommending the purchase or sale of securities while in possession of material non-public information; or

          o Communicating material non-public information to others (i.e., "tipping").

     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If you have any questions regarding this Policy Statement you should consult the Compliance Department.

     WHO IS AN INSIDER?

     The concept of "insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include,

                                                                Effective 4/1/01
     among others, company attorneys, accountants, consultants, bank lending officers, and the employees of these organizations. In addition, NA and its Employees may become temporary insiders of a company that NA advises or for which NA performs other services. According to the U.S. Supreme Court, before an outsider will be considered a temporary insider for these purposes, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must, at least, imply such a duty.

     WHAT IS MATERIAL INFORMATION?

     Trading, tipping, or recommending securities transactions while in possession of inside information is not an actionable activity unless the information is "material." Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to:

          o    dividend changes;

          o    earnings estimates;

          o    changes in previously released earnings estimates;

          o    a joint venture;

          o    the borrowing of significant funds;

          o a major labor dispute, merger or acquisition proposals or agreements;

          o    major litigation;

          o    liquidation problems; and

          o    extraordinary management developments.

     For information to be considered material, it need not be so important that it would have changed an investor's decision to purchase or sell particular securities; rather it is enough that it is the type of information on which reasonable investors rely in making purchase or sale decisions. The materiality of information relating to the possible occurrence of any future event would depend on the likelihood that the event will occur and its significance if it did occur.

     Material information does not have to relate to a company's business. For example, in U.S. v. Carpenter, 791 F.2d 1024 (2d Cir. 1986), aff'd, 484 U.S. 19 (1987) (affirmed without opinion by an evenly divided court with respect to the charge of insider trading, based on the "misappropriation" theory), the court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

     WHAT IS NON-PUBLIC INFORMATION?

                                                                Effective 4/1/01

All information is considered non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

BASIS FOR LIABILITY

In order to be found liable for insider trading, one must either (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party, or (ii) have misappropriated material non-public information from another person.

     FIDUCIARY DUTY THEORY
     ---------------------

     Insider trading liability may be imposed on the theory that the insider breached a fiduciary duty to a company. In 1980, the U.S. Supreme Court held that there is no general duty to disclose before trading on material non-public information, and that such a duty arises only where there is a fiduciary relationship. That is, there must be an existing relationship between the parties to the transaction such that one party has a right to expect that the other party would either (a) disclose any material non-public information, if appropriate or permitted to do so, or (b) refrain from trading on such material non-public information. Chiarella v. U.S., 445 U.S. 222 (1980).

     In Dirks v. SEC, 463 U.S. 646 (1983), the U.S. Supreme Court stated alternative theories under which non-insiders can acquire the fiduciary duties of insiders: (a) they can enter into a confidential relationship with the company through which they gain the information (e.g., attorneys, accountants, etc.), or (b) they can acquire a fiduciary duty to the company's shareholders as "tippees" if they were aware, or should have been aware, that they had been given confidential information by an insider that violated his or her fiduciary duty to the company's shareholders by providing such information to an outsider.

     However, in the "tippee" situation, a breach of duty occurs only where the insider personally benefits, directly or indirectly, from the disclosure. Such benefit does not have to be pecuniary, and can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

     MISAPPROPRIATION THEORY
     -----------------------

     Another basis for insider trading liability is the "misappropriation" theory. Under the misappropriation theory, liability is established when trading occurs as a result of, or based upon, material non-public information that was stolen or misappropriated

                                                                Effective 4/1/01
     from any other person. In U.S. v. Carpenter, supra, the court held that a columnist for The Wall Street Journal had defrauded the Journal when he obtained information that was to appear in the Journal and used such information for trading in the securities markets. The court held that the columnist's misappropriation of information from his employer was sufficient to give rise to a duty to disclose such information or abstain from trading thereon, even though the columnist owed no direct fiduciary duty to the issuers of the securities described in the column or to purchasers or sellers of such securities in the marketplace. Similarly, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory.

PENALTIES FOR INSIDER TRADING

Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she did not personally benefit from the violation. Penalties include:

     o    Civil injunctions;

     o Criminal penalties for individuals of up to $1 million and for "non-natural persons" of up to $2.5 million plus, for individuals, a maximum jail term from five to ten years;

     o    Private rights of actions for disgorgement of profits;

     o Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;

     o Civil penalties for the employer or other controlling person of up to the greater of $1 million per violation or three times the amount of the profit gained or loss avoided, as a result of each violation; and

     o A permanent bar, pursuant to the SEC's administrative jurisdiction, from association with any broker, dealer, investment company, investment adviser, or municipal securities dealer.

     In addition, any violation of this Policy Statement can be expected to result in serious sanctions by NA, including dismissal of the persons involved.

--------------------------------------------------------------------------------
SECTION II. PROCEDURES TO IMPLEMENT NA'S POLICY STATEMENT
--------------------------------------------------------------------------------

     The following procedures have been established to aid NA's Employees in avoiding insider trading, and to aid NA in preventing, detecting and imposing sanctions against insider trading. Every Employee of NA must follow these procedures or risk serious sanctions, as described above. If you have any questions about these procedures you should consult with the Director of Compliance.

                                                                Effective 4/1/01

IDENTIFYING INSIDER INFORMATION

Before trading for yourself or others, including for any client accounts managed by NA, in the securities of a company about which you may have potential insider information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions.

o    Is the information material?

o Is this information that an investor would consider important in making an investment decision?

o Is this information that would substantially affect the market price of the securities if generally disclosed?

o    Is the information non-public?

o    To whom has this information been provided?

o Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps.

o Report the matter immediately to Compliance and disclose all information that you believe may bear on the issue of whether the information you have is material and non-public;

o Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by NA; and

o Refrain from communicating the information inside or outside NA, other than to Compliance.

After Compliance has reviewed the issue, you will be instructed to continue the prohibitions against trading, tipping, or communication, or you will be allowed to trade and communicate the information. In appropriate circumstances, the Director of Compliance will consult with the General Counsel as to the appropriate course of action.

Effective 4/1/01

PERSONAL SECURITIES TRADING

All Employees of NA must adhere to NA's Code of Ethics and Conduct ("Code") with respect to:

o    Securities transactions effected for their own account,

o    Accounts over which they have a direct or indirect beneficial interest, and

o    Accounts over which they exercise any direct or indirect influence.

Please refer to NA's Code as necessary. In accordance with the Code, Employees are required to obtain prior written approval from Compliance for all personal securities transactions (unless otherwise exempt under the Code) and to submit to Compliance a Monthly Securities Transaction and Gift Report ("Blueform") concerning all equity securities transactions as required by NA's Code.

RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

Information in your possession that you identify, or that has been identified to you as material and non-public, must not be communicated to anyone, except as provided above. In addition, you should make certain that such information is secure. For example, files containing material non-public information should be sealed and inaccessible and access to computer files containing material non-public information should be restricted by means of a password or other similar restriction.

RESOLVING ISSUES CONCERNING INSIDER TRADING

If, after consideration of the items set forth above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, please discuss such matters with the Director of Compliance before trading or communicating the information in question to anyone.

SUPERVISORY PROCEDURES

The Compliance Department is critical to the implementation and maintenance of these Policies and Procedures against insider trading. The supervisory procedures set forth below are designed to prevent and detect insider trading.

     PREVENTION OF INSIDER TRADING
     -----------------------------

     In addition to the pre-approval and monthly reporting procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading by NA's Employees.

                                                                Effective 4/1/01

1. All Employees of NA will be provided with a copy of these Policies and Procedures regarding insider trading.

2. Compliance will, as deemed necessary, conduct educational seminars to familiarize Employees with NA's Policies and Procedures. Such educational seminars will target, in particular, persons in sensitive areas of NA who may receive inside information more often than others;

3.   Compliance will answer questions regarding NA's Policies and Procedures;

4. Compliance will resolve issues of whether information received by an Employee of NA is material and non-public;

5. Compliance will review these Policies and Procedures on a regular basis and update as necessary;

6. Whenever it has been determined that an Employee of NA has possession of material non-public information, Compliance will (i) implement measures to prevent dissemination of such information, and (ii) restrict Employees from trading in the securities by placing such securities on NA's Restricted List; and

7. Upon the request of any Employee, Compliance will review and any requests for clearance to trade in specified securities and either approve or disapprove.

DETECTION OF INSIDER TRADING
----------------------------

To detect insider trading, Compliance will:

1. Review the personal securities transaction reports filed by each Employee, including subsequent monthly review of all personal securities transactions;

2.   Review the trading activity of client accounts managed by NA;

3.   Review the trading activity of NA's own accounts, if any; and

4. Coordinate the review of such reports with other appropriate Employees of NA when Compliance has reason to believe inside information has been provided to certain Employees.

REPORTS TO MANAGEMENT
---------------------

Promptly upon learning of a potential violation of NA's Policies and Procedures, Compliance will prepare a confidential written report to management, providing full details and recommendations for further action. In addition, Compliance will prepare reports to management, when appropriate, setting forth:

1.   A summary of existing procedures to prevent and detect insider trading;

2. Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

3. An evaluation of the current procedures and any recommendations for improvement; and

                                                                Effective 4/1/01

4. A description of NA's continuing education program regarding insider trading, including the dates of any seminars since the last report to management.

In response to such report, management will determine whether any changes to the Policies and Procedures might be appropriate.


                                                                Effective 4/1/01

--------------------------------------------------------------------------------
                                  APPENDIX II
--------------------------------------------------------------------------------
                        EXAMPLES OF BENEFICIAL OWNERSHIP
                        --------------------------------

..    Securities held by a Covered Person for their own benefit, regardless of the form in which held;

..    Securities held by others for a Covered Person's benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

..    Securities held by a pledgee for a Covered Person's account;

..    Securities held by a trust in which a Covered Person has an income or remainder interest, unless the Covered Person's only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Covered Person;

..    Securities held by a Covered Person as trustee or co-trustee, where the
     Covered Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

..    Securities held by a trust of which the Covered Person is the settlor, if the Covered Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

..    Securities held by a general or limited partnership in which the Covered
     Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Covered Person owns more than 25% of the
                             ----
     partnership's general or limited partnership interests);

..    Securities held by a personal holding company controlled by a Covered
     Person alone or jointly with others;

..    Securities held in the name of a Covered Person's spouse - unless legally separated or divorced;

..    Securities held in the name of minor children of a Covered Person or in the name of any relative of a Covered Person or of their spouse (including an adult child) who is presently sharing the Covered Person's home;

..    Securities held in the name of any person other than a Covered Person and those listed in above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Covered Person obtains benefits equivalent to those of ownership; and

..    Securities held in the name of any person other than a Covered Person, even though the Covered Person does not obtain benefits equivalent to those of ownership (as described above), if the Covered Person can vest or re-vest title in himself.


                                                                Effective 4/1/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              APPENDIX III
------------------------------------------------------------------------------------------------------------------------------------
                                                          QUICK REFERENCE GUIDE
                                                          ---------------------

------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                         PRE-CLEAR        REPORT         BLACK-OUT      HOLDING       TRADING FINE       DISGORGEMENT
                                                      ("Blueform")       PERIOD        PERIOD           APPLIES           REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
Exempt Securities:
Open-end mutual funds, US Gov't
securities, BAs, CDs, CP, municipal        NO              NO              NO            NO               N/A               N/A
bonds and certain stock indices
------------------------------------------------------------------------------------------------------------------------------------
Exempt Transactions:
  . No control or influence
  . Non-voluntary
  . Automatic dividend reinvestment
    plan,                                  NO              NO              NO            NO               N/A               N/A
  . Exercise of pro-rata rights issue
  . Options or futures on commodities,
    currencies or interest rates
------------------------------------------------------------------------------------------------------------------------------------
De Minimis Transactions:
  . Market cap greater than $5 billion
  . less than or equal to 1,000 shares;
    and                                    NO             YES              NO           YES              YES                YES
  . Listed on a domestic exchange or
    NASDAQ
------------------------------------------------------------------------------------------------------------------------------------

NOTE: This information is provided as a summary only. You are responsible to ensure your personal securities trading complies with the Code. Please refer to the Code under Section III for further details. If you have any questions, please contact Compliance.



                                     III-1

--------------------------------------------------------------------------------
                                  APPENDIX IV
--------------------------------------------------------------------------------

                               OPTIONS DISCUSSION
                               ------------------

Both the meaning and spirit of the Code discourages short-term trading by requiring a minimum 60-day holding period. The goal is to appropriately apply the spirit of the Code to options while at the same time not prejudice employees for investment decisions that were independently made.

I.   Naked Puts (obligates seller to buy stock at prescribed price)
     ----------

          o    Functional equivalent of a limit order to purchase stock

          o Pre-Approval required unless waiver has been granted or for more than 10 contracts (= to more than 1,000 shares) or if underlying stock falls below prescribed market cap

          o    Pre-Approval denied if NACM is active in the underlying stock

          o    No pre-approval for 1,000+ put shares /1/

II.  Long Puts (grants buyer right to sell stock at a prescribed price)
     ---------

          o    Used to protect long positions

          o Pre-Approval required unless waiver has been granted or for more than 10 contracts of if underlying stock falls below prescribed market cap

          o    Pre-Approval denied if NACM is active in the underlying stock

          o Pre-Approval required if employee prior to expiration puts 1,000+ shares/below market cap

          o    Stock put within 60 days of purchase violates the Code

III. Long Calls (gives owner right to buy stock at prescribed price)
     ----------

          o    Used when stock price rises to buy at lower strike price

          o Pre-Approval required unless waiver has been granted or for more than 10 contracts or if underlying stock falls below prescribed market cap

          o    Pre-Approval denied if NACM is active in underlying stock

          o Pre-Approval required if employee prior to expiration calls 1,000+ shares/below market cap



---------------------------------
/1/ Reasoning is that the 10+ contract position (= 1,000+ shares) has been pre-approved and decision to accept the risk of a put was made prior to and independent of NACM's decision to trade the underlying stock.

                                                                Effective 4/1/01

IV.  Covered Calls (obligates seller to sell stock at prescribed price; seller
     -------------
     owns underlying stock)

          o    Used to hedge long position

          o Pre-Approval required unless waiver has been granted or for more than 10 contacts or if underlying stock falls below prescribed market cap

          o    Pre-Approval denied if NACM is active in the stock

          o    No pre-approval required if 1,000+ shares are called/2/

          o    Stock called within 60 days of its purchase of the stock violates
               Code

V.   Naked Calls (obligates seller to sell stock at a prescribed price; seller
     -----------
     does not own underlying stock)

          o    Pure speculation against price increase

          o Pre-Approval required unless waiver has been granted or for more than 10 contracts or if underlying stock falls below prescribed market cap

          o Pre-Approval denied if NACM is active in the underlying stock or where contract expire within 60 days of sale

VI.  Credit Spreads, Straddles, Combinations (use of multiple contracts with
     ---------------------------------------
     different strikes/expirations/long-short; very complex, too many variations to describe; seller receives + premium)

          o    Can be hedge and speculation

          o    Pre-Approval required for every transaction

          o Pre-Approval denied where contracts expire within 60 days of opening the position

VII. Debit Spreads, Straddles, Combinations (use of multiple contracts with
     --------------------------------------
     different Strikes/expirations/long-short; very complex, too many variations to describe; seller pays + premium)

          o    Speculation vs. hedge depends on facts and circumstances

          o    Pre-Approval required for every transaction

          o Pre-Approval denied where it's determined the transaction is speculative in nature and contracts expire within 60 days of opening the position, or if NACM is active in the stock

                                      Q&A
                                      ---

If a call option is exercised, does that constitute a purchase?

No. Generally, it is the acquisition of the call that constitutes the purchase transaction for the purpose of the 60-day profit disgorgement rule. Exercise of the call will not result in a disgorgeable profit; the purchase will be treated as having occurred as of the date the call option was acquired. For example, the sale of any shares received due to exercise of an option will be


--------------------
/2/ Reasoning is that the 10+ contract position (=1,000+ shares) has been pre-approved and decision to accept the risk of a call was made prior to and independent of NACM's decision to trade the underlying stock.

                                                                Effective 4/1/01
analyzed for profit recovery purposes if there are purchase transactions in such securities within the most recent 60-day period, including the purchase of a call option for such shares.

If a put option is exercised, does that constitute a sale?

No. Generally, it is the acquisition of the put that constitutes the sale transaction. Exercising the put will not result in a disgorgeable profit; the sale will be treated as having occurred on the date that the put option was acquired.

Am I effectively foreclosed from acquiring an option with a term of 60 days or less?

Not necessarily. For example, exercising a call option and receiving the underlying Securities will not constitute a sale. Of course, a sale of the Securities received or of the option itself will constitute a sale that would be matched against any purchase within 60 days.

                                                                Effective 4/1/01

--------------------------------------------------------------------------------
                                   APPENDIX V
--------------------------------------------------------------------------------

                             ANNUAL RECERTIFICATION
                              (CURRENT EMPLOYEES):

You are required to complete, sign & return the following six pages to the Compliance Department by May 1, 2001. If it is received after that date you will incur a fine as follows:

        . $50 for the first day late
        . $10 every additional

                     All fines are paid to the United Way.

If this form is not received by the due date, you will also be restricted from trading until these certificates are received in Compliance.

                                   THANK YOU
--------------------------------------------------------------------------------

                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                         NICHOLAS-APPLEGATE SECURITIES
                     NICHOLAS-APPLEGATE CAPITAL MANAGEMENT

                           CERTIFICATE OF COMPLIANCE

-----------------------------------
NAME (PLEASE PRINT)

I. I understand that the Code of Ethics and Conduct ("Code"), updated as of March 2001, is available for my review on the intranet site.

II. I have read and understand the Code and I will comply with these policies and procedures during the course of my employment at NA.

III. I agree to promptly report to the Director of Compliance any violation, or possible violation of this Code, of which I become aware.

IV. I understand that a violation of this Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

V. I certify I will pre-clear all required political contributions as stipulated by the Code.

VI. I certify that I did not make, or cause to be made, any political contributions for the purpose of obtaining or retaining NACM as an investment adviser to a government entity or plan.



------------------------------------
SIGNATURE

------------------------------------
DATE

                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                         NICHOLAS-APPLEGATE SECURITIES

                     NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                             INSIDER TRADING POLICY
                                  {APPENDIX I}

                           CERTIFICATE OF COMPLIANCE

-----------------------------------
NAME (PLEASE PRINT)

I. I certify that I have read and understand the policies and procedures of the NA Insider Trading Policy (the "Policy"), updated as of March 2001, and that it is available for my review on the intranet site (home.nacm.com) for the year 2001;

II. I certify that I will comply with these policies and procedures during the course of my employment with NA; and

III. I agree to promptly report to the Director of Compliance any violation, or possible violation, of the Policy of which I became aware.

IV. I understand that violation of the Policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.



------------------------------------
SIGNATURE

------------------------------------
DATE

      NICHOLAS-APPLEGATE SECURITIES/NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                      PRIVATE SECURITIES TRANSACTION FORM
--------------------------------------------------------------------------------

NASD Conduct Rule 3040 (for summary of this rule, see below) requires registered representatives to obtain prior written permission in order to participate in a private securities transaction. The Nicholas-Applegate Code of Ethics also requires all other employees to obtain prior written permission for all private securities transactions.

     You need prior written consent of the member (Nicholas-Applegate) to participate in the following activities:

     .    Create your own limited partnership;

     .    Sell any securities for another firm;

     . Personally indemnify a customer pledging securities as collateral for a loan;

     . Collect a finders fee for introducing two parties in the sale of a corporation;

     . Privately sell shares of a personally held corporation and interests in a limited partnership.

A "private security transaction" does not include trading listed securities for your own account (although you of course must follow our Code of Ethics on these transactions). The SEC views the rule as an important protection for broker-dealers against investor claims and protects customers by ensuring proper supervision of a broker's sales efforts.

Check ALL that apply:
--------------------------------------------------------------------------------

__ I understand that I must have authorization from Nicholas-Applegate prior to entering into any private securities transaction while employed at Nicholas-Applegate.

__   I have not engaged in any private securities activities.

__   I have not received any compensation for any private securities activities.

__ Yes, I do presently engage in/receive compensation for private securities activity (-ies), details of which are listed below and/or attached.

     ___________________________________________________________________________

     ___________________________________________________________________________

NAME (PRINT):___________________________________________________________________
SIGNATURE:______________________________________________________________________
DATE:___________________________________________________________________________


For Compliance Use Only:
Permission from Compliance has been      [_] Granted  [_] Denied for this
employee to participate in the private securities transaction outlined above. Compliance Approval by (sign & print):____________________________Date:_________
NAS Principal (sign & print):_____________________________________Date:_________

      NICHOLAS-APPLEGATE SECURITIES/NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                        OUTSIDE BUSINESS ACTIVITIES FORM
--------------------------------------------------------------------------------

NASD Conduct Rule 3030 requires registered representatives to obtain prior written permission to have any outside employment or to receive any employment compensation other than from their broker-dealer. The Nicholas-Applegate Code of Ethics also requires all other employees to notify the Compliance Department prior to accepting certain outside employment.

Circle ALL that apply:
--------------------------------------------------------------------------------
1)   Non-Registered Reps (anyone who does NOT hold a Series 6 or 7 industry
     -------------------
     license)

A B I understand that while I am employed at NA I must provide written documentation to Compliance prior to accepting any outside employment with:
     a) A public company; or
     b) Any non-public entity (including any church, not-for-profit organization or college/university) where I am in an investment related position

     I have accepted employment with the following public/non-public company investment-related position:
     Name of Company:___________________________________________________________
     Title & Main Responsibilities:_____________________________________________
     Start Date:________________________________________________________________

2) Registered Reps (anyone who holds a Series 6 or 7 industry license)
   ---------------

A B I understand that while I am employed at NA I must have authorization from Compliance prior to accepting any:
     a) Outside employment; or
     b) Outside compensation

     I request permission to accept outside employment and/or compensation in addition to my employment at Nicholas-Applegate. I request permission for
     a) employment at or b) compensation from:
     Name of Company:___________________________________________________________
     Title & Main Responsibilities:_____________________________________________
     Start Date:________________________________________________________________

3)   All Employees of NA
     -------------------

A  B I certify that:
     a) I do not have any outside employment;
     b) Nor do I receive any compensation other than through my employment at Nicholas-Applegate Capital Management/Nicholas-Applegate Securities.

NAME (PRINT):___________________________________________________________________
SIGNATURE:______________________________________________________________________
DATE:___________________________________________________________________________

--------------------------------------------------------------------------------
For Compliance Use Only:
Permission from Compliance has been      [_] Granted  [_] Denied for this
employee to engage in the outside business activity outlined above.
Compliance Approval by (sign & print):___________________________ Date:_________
NAS Principal (sign & print):____________________________________ Date:_________
--------------------------------------------------------------------------------

                            PERSONAL HOLDINGS REPORT
--------------------------------------------------------------------------------

As required in Section V of the NA's Code of Ethics, please list all securities (except Exempt Securities) in which you have an interest, including those in accounts of which you are a beneficiary or are named on the account and all securities in non-client accounts for which you make investment decisions.

1.   List all Securities that:

     a)   Are personally owned;

     b) A beneficial interest is held by you, your spouse, minor child, or any other member of your immediate household;

     c) Is a trust or estate of which you or your spouse is a trustee, other fiduciary or beneficiary, or of which your minor child is a beneficiary; or

     d) You can direct or effect transactions under a power of attorney or otherwise.

                TABLE A - SECURITIES HELD IN A BROKERAGE ACCOUNT
                ------------------------------------------------

===============================================================================================================
NAME OF SECURITY        TYPE SECURITY/3/      HOLDINGS          RELATIONSHIP/4/            DISCLAIMER OF
                                             SHARES/PAR                                 BENEFICIAL INTEREST/5/
===============================================================================================================

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================



          TABLE A(2) - SECURITIES HELD OUTSIDE OF A BROKERAGE ACCOUNT*
          ------------------------------------------------------------

===============================================================================================================
NAME OF SECURITY           FORM OF            HOLDINGS          RELATIONSHIP/4/            DISCLAIMER OF
                           SECURITY          SHARES/PAR                                BENEFICIAL INTEREST/5/
===============================================================================================================

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================

*NOTE: Continue listing as necessary on additional sheets. (You may attach a copy of your brokerage statement listing the information - if you do this, indicate by writing "See attached.")

2. Have you, during the past 12 months, requested prior clearance of and filed monthly reports for all applicable securities transactions as required by the Code?
                     ___ Yes         ___ No

--------------------------
/3/ Insert the following symbol as pertinent to indicate the type of security
-----------------------------------------------------------------------------
held: C-common stock, P-preferred stock, O-option, W-warrant and D-debt
-----------------------------------------------------------------------
security.
---------

/4/ Insert a, b, c, or d as explained above, to describe your interest in these
-------------------------------------------------------------------------------
securities.
-----------

/5/ Mark x to indicate that the reporting or recording of this securities
-------------------------------------------------------------------------
holding shall not be construed as an admission that you have any direct or
--------------------------------------------------------------------------
indirect beneficial interest in these securities. Please see Appendix II for a
-------------------------------------------------
list of examples of beneficial interest.

If "No", has the transaction been discussed with the Compliance Department?
                     ___ Yes         ___ No

          If not, please advise the Compliance Department in writing separately of any securities transactions not pre-cleared or reported.

3. Have you filed monthly reports for all reportable securities transactions as required by the Code?
                     ___ Yes         ___ No

     In addition, Nicholas-Applegate requires all employees to disclose all brokerage accounts in their name, any spouse's account, any children's account or any other account over which the employee has control or is a beneficiary.*

     If you have a managed account (broker has sole discretion), a Managed Account Waiver must be on file in Compliance. For all managed accounts that you own, have you completed a Managed Account Waiver and returned it to Compliance?
                     ___ Yes         ___ No

                                    TABLE B
                                    -------

================================================================================
  NAME OF BROKERAGE FIRM           ACCOUNT NUMBER           NAME(S) ON ACCOUNT
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
  * Note: If none, write NONE.

I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief and are made in good faith.

---------------------------------    -------------------------------------------
  SIGNATURE                            DATE